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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Saf T Lok Incorporated
1101 Northpoint Parkway
West Palm Beach, FL 33407

Dear Sirs:

We hereby consent to the use in the Form 10-KSB Annual Report of Saf T Lok Incorporated for the year ended December 31, 1999, our report dated March 9, 2000 (except for Note 13, as to which the date is March 28, 2000), relating to the financial statements of Saf T Loc Incorporated which appear in such Form 10-KSB.

                                             GOLDBERG WAGNER STUMP & JACOBS LLP

West Palm Beach, Florida
April 14, 2000